Exhibit 23.1


             Independent Registered Public Accounting Firm's Consent

We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated February 11, 2005, (Except for Note 16(b), as to which the date is March 31, 2005), with respect to our audits of the consolidated financial statements of ION Networks, Inc. and Subsidiary, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

Marcum & Kliegman LLP
New York, New York
April 22, 2005

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